JPMorgan Chase Financial Company LLC	April 2020

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated April 9, 2020

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Outperformance PLUS Based on the Performance of the MSCI ACWI Value Index Relative to the MSCI ACWI Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Registration Statement Update: The prospectus, prospectus supplement, product supplement no. MS-I and underlying supplement no. 1-I, each dated April 5, 2018, which were referenced in the preliminary pricing supplement dated April 6, 2020 relating to the Outperformance PLUS (filed under the registration statement nos. 333-222672 and 333-222672-01), have been superseded by the accompanying prospectus, prospectus supplement, product supplement and underlying supplement, each dated April 8, 2020 and filed under the registration statement nos. 333-236659 and 333-236659-01.

The Outperformance PLUS do not pay interest and do not guarantee the return of any of the principal at maturity. At maturity, you will receive for each Outperformance PLUS that you hold an amount in cash that will vary depending on the performance of the MSCI ACWI Value Index (the “Value Index”) relative to the performance of the MSCI ACWI Growth Index (the “Growth Index”), as determined on the valuation date. If the index return of the Value Index (the “value return”) is greater than the index return of the Growth Index (the “growth return”), you will receive for each Outperformance PLUS that you hold at maturity, the stated principal amount of your investment plus a leveraged return based on the amount by which the value return is greater than the growth return, subject to the maximum payment at maturity. If the value return is less than the growth return, the payment due at maturity will be less than the stated principal amount of the Outperformance PLUS by an amount that is proportionate to the amount by which the value return is less than the growth return and could be zero. The Outperformance PLUS are for investors who seek an equity index-based return that reflects the relative, not absolute, performance of the Value Index and the Growth Index and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive relative performance of the Value Index (which is intended to track a “value” investment strategy on U.S. and international equities) and the Growth Index (which is intended to track a “growth” investment strategy on U.S. and international equities). In addition, investors may lose their entire initial investment in the Outperformance PLUS, including in cases where both underlying indices appreciate or both underlying indices depreciate over the term of the Outperformance PLUS. The Outperformance PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Outperformance PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Outperformance PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Outperformance PLUS.

FINAL TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
Underlying indices:		MSCI ACWI Value Index (the “Value Index”) and MSCI ACWI Growth Index (the “Growth Index”) (each an “underlying index”)
Aggregate principal amount:		$3,425,000
Payment at maturity:		▪ If the value return is greater than the growth return, you will receive at maturity a cash payment per $10 stated principal amount Outperformance PLUS equal to:
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the value return is less than or equal to the growth return, you will receive at maturity a cash payment per $10 stated principal amount Outperformance PLUS equal to:
$10 × (1 + outperformance return)
This amount will be less than or equal to the stated principal amount of $10 per Outperformance PLUS.
Leveraged upside payment:		$10 × leverage factor × outperformance return
Value return:		The index return of the Value Index
Growth return:		The index return of the Growth Index
Index return:		With respect to each underlying index, (final index value – initial index value) / initial index value
Outperformance return:		value return – growth return, provided that the outperformance return will not be less than -100%. The outperformance return will be a positive percentage if the Value Index outperforms the Growth Index and a negative percentage if the Value Index underperforms the Growth Index.
Initial index value:		With respect to the Value Index: 176.14, which is its closing level on the pricing date With respect to the Growth Index: 292.35, which is its closing level on the pricing date
Final index value:		With respect to each underlying index, its closing level on the valuation date
Leverage Factor:		150%
Maximum payment at maturity:		$12.37 (123.70% of the stated principal amount) per Outperformance PLUS
Stated principal amount:		$10 per Outperformance PLUS
Issue price:		$10 per Outperformance PLUS (see “Commissions and issue price” below)
Pricing date:		April 9, 2020
Original issue date (settlement date):		April 15, 2020
Valuation date:		April 11, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:		April 14, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP / ISIN:		48132J124 / US48132J1245
Listing:		The Outperformance PLUS will not be listed on any securities exchange.
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Outperformance PLUS	$10.00	$0.15(2)	$9.8125
$0.0375(3)
Total	$3,425,000.00	$64,218.75	$3,360,781.25
(1)	See “Additional Information about the Outperformance PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Outperformance PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial., will pay all of the selling commissions of $0.15 per $10 stated principal amount Outperformance PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.0375 for each $10 stated principal amount Outperformance PLUS.

The estimated value of the Outperformance PLUS on the pricing date was $9.366 per $10 stated principal amount Outperformance PLUS. See “Additional Information about the Outperformance PLUS — The estimated value of the Outperformance PLUS” in this document for additional information.

Investing in the Outperformance PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-1 of the accompanying underlying supplement and “Risk Factors” beginning on page 6 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Outperformance PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Outperformance PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Outperformance PLUS” at the end of this document.

Product supplement no. MS-1-I dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007233/crt-dp125067_424b2.pdf

Underlying supplement no. 1-I dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007221/crt-dp125705_424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

The Outperformance Performance Leveraged Upside Securities

Principal at Risk Securities

The Outperformance PLUS Based on the Performance of the MSCI ACWI Value Index Relative to the MSCI ACWI Growth Index due April 14, 2022 (the “Outperformance PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying indices that enhances returns for a certain range of positive relative performance of the Value Index and the Growth Index, subject to the maximum payment at maturity.
▪	To potentially achieve similar levels of exposure to any positive relative performance of the Value Index and the Growth Index as a direct investment (long exposure to the Value Index and short exposure to the Growth Index), subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The Outperformance PLUS are exposed on a 1-to-1 basis to any underperformance of the Value Index relative to the Growth Index. Accordingly, investors may lose their entire initial investment in the Outperformance PLUS.

Maturity:	Approximately 2 years
Leverage factor:	150%
Maximum payment at maturity:	$12.37 (123.70% of the stated principal amount) per Outperformance PLUS
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Outperformance PLUS.
Interest:	None

Supplemental Terms of the Outperformance PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index.”

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JPMorgan Chase Financial Company LLC

Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

This investment offers a leveraged, positive return at maturity if the value return is greater than the growth return, subject to the maximum payment at maturity. However, if the value return is less than the growth return, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the Outperformance PLUS.

Leveraged Performance	The Outperformance PLUS offers investors an opportunity to capture enhanced returns for a certain range of positive relative performance of the Value Index and the Growth Index.
Upside Scenario	If the value return is greater than the growth return, the payment at maturity for each Outperformance PLUS will be equal to $10.00 plus a return equal to 150% of the outperformance return, subject to the maximum payment at maturity of $12.37 (123.70% of the stated principal amount) per $10 stated principal amount Outperformance PLUS.
Par Scenario	If the value return is equal to the growth return, at maturity, the Outperformance PLUS pay the stated principal amount of $10 per Outperformance PLUS.
Downside Scenario

If the value return is less than the growth return, you will lose 1% for every 1% that the value return is less than the growth return. For example, if the value return is 10% and the growth return is 65%, the outperformance return is -55%, resulting in a loss of 55% on the Outperformance PLUS, even though both underlying indices have appreciated. In this scenario, the Outperformance PLUS will pay $4.50 per Outperformance PLUS, or 45% of the stated principal amount.

Because the payment at maturity of the Outperformance PLUS is based on the performance of the Value Index relative to the Growth Index, you may suffer a loss even if both underlying indices appreciate over the term of the Outperformance PLUS, if the Value Index has increased by a lesser percentage than the Growth Index. Similarly, you may suffer a loss even if both underlying indices depreciate over the term of the Outperformance PLUS, if the Value Index has depreciated by a greater percentage than the Growth Index.

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JPMorgan Chase Financial Company LLC

Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Outperformance PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Outperformance PLUS based on the following terms:

Stated principal amount:	$10 per Outperformance PLUS
Leverage factor:	150%
Maximum payment at maturity:	$12.37 (123.70% of the stated principal amount) per $10 Outperformance PLUS

Outperformance PLUS Payoff Diagram

How it works

▪	Upside Scenario: If the value return is greater than the growth return, for each $10 principal amount Outperformance PLUS, investors will receive the $10 stated principal amount plus the leveraged upside payment, subject to the maximum payment at maturity. Under the terms of the Outperformance PLUS, an investor will realize the maximum payment at maturity if the value return is greater than the growth return by 15.80%, as illustrated by the following examples:
o	If the value return is 20% and the growth return is 10%, because the value return is greater than the growth return and the outperformance return is 10%, investors will receive a payment at maturity of $11.50 per Outperformance PLUS, representing a return of 15.00%.
o	If the value return is 40% and the growth return is 10%, because the value return is greater than the growth return and even though the outperformance return is 30%, investors will receive a payment at maturity equal to the maximum payment at maturity of $12.37 per Outperformance PLUS, representing a return of only 23.70%.
o	If the value return is 2% and the growth return is -4%, because the value return is greater than the growth return and the outperformance return is 6%, investors will receive a payment at maturity of $10.90 per Outperformance PLUS, representing a return of 9.00%.

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JPMorgan Chase Financial Company LLC

Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

o	If the value return is -20% and the growth return is -25%, because the value return is greater than the growth return and the outperformance return is 5%, investors will receive a payment at maturity of $10.75 per Outperformance PLUS, representing a return of 7.50%.
▪	Par Scenario: If the value return is equal to the growth return, the outperformance return is 0% and investors will receive the stated principal amount of $10 per Outperformance PLUS.
▪	Downside Scenario: If the value return is less than the growth return, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the amount that the value return is less than the growth return, as illustrated by the following examples:
o	If the value return is 10% and the growth return is 60%, because the value return is less than the growth return and the outperformance return is -50%, investors will lose 50% of their principal and the payment at maturity will be $5 per $10 stated principal amount Outperformance PLUS (50% of the stated principal amount).
o	If the value return is -30% and the growth return is 40%, because the value return is less than the growth return and the outperformance return is -70%, investors will lose 70% of their principal and the payment at maturity will be $3 per $10 stated principal amount Outperformance PLUS (30% of the stated principal amount).
o	If the value return is -60% and the growth return is -20%, because the value return is less than the growth return and the outperformance return is -40%, investors will lose 40% of their principal and the payment at maturity will be $6 per $10 stated principal amount Outperformance PLUS (60% of the stated principal amount).

The hypothetical returns and hypothetical payments on the Outperformance PLUS shown above apply only if you hold the Outperformance PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC

Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Outperformance PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Outperformance PLUS.

▪	The Outperformance PLUS do not pay interest or guarantee the return of any principal and your investment in the Outperformance PLUS may result in a loss. The terms of the Outperformance PLUS differ from those of ordinary debt securities in that the Outperformance PLUS do not pay interest or guarantee the payment of any stated principal amount at maturity. If the value return is less than the growth return, you will receive for each Outperformance PLUS that you hold a payment at maturity that is less than the $10 stated principal amount of each Outperformance PLUS by an amount proportionate to the amount by which the value return is less than the growth return. There is no minimum payment at maturity on the Outperformance PLUS and, accordingly, you could lose your entire principal amount.
▪	Appreciation potential is limited by the maximum payment at maturity. If the value return is greater than the growth return, the appreciation potential of the Outperformance PLUS is limited by the maximum payment at maturity of $12.37 (123.70% of the stated principal amount) per Outperformance PLUS. Because the maximum payment at maturity will be limited to 123.70% of the stated principal amount for the Outperformance PLUS, any outperformance return above 15.80% will not further increase the return on the Outperformance PLUS. See “How the Outperformance PLUS Work” on page 4 above.
▪	The Outperformance PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Outperformance PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Outperformance PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Outperformance PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Outperformance PLUS and you could lose your entire investment.
▪	The return on the Outperformance PLUS is based on relative performance. The Outperformance PLUS are linked to the performance of the Value Index minus the performance of the Growth Index and thus are affected by the relative, not absolute, performance of the underlying indices. You may receive a lower return on your Outperformance PLUS than you could receive by taking directly a long position in the Value Index or a short position in the Growth Index. Unlike a long position in the Value Index or a short position in the Growth Index, you may not earn a positive return even if the Value Index appreciates or the Growth Index depreciates over the term of the Outperformance PLUS. You may also not earn a positive return even if both underlying indices appreciate or both underlying indices depreciate, if in either case the value return is less than the growth return. In order to earn a positive return on the Outperformance PLUS, the value return must be greater than or equal to the growth return, regardless of whether those index returns are positive or negative. If the value return is less than the growth return, you will lose some or all of your principal amount at maturity, even if both index returns are positive or if both index returns are negative.
▪	Changes in the level of the Value Index may be offset or negated entirely by changes in the level of the Growth Index. A positive value return may be offset or entirely negated by a positive growth return. Similarly, a negative growth return may be offset or entirely negated by a negative value return. Therefore, if the value return has a strong positive correlation with the growth return, you may not receive the upside payment at maturity and may instead lose some or all of your principal amount at maturity even if the Value Index appreciates or the Growth Index depreciates over the term of the Outperformance PLUS. Conversely, if the value return is negatively correlated with the growth return, a negative value return is likely to be accompanied by a positive growth return, thereby increasing the negative outperformance return and adversely affecting the payment at maturity.
▪	You are exposed to the price risk of each underlying index. Your return on the Outperformance PLUS is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket

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JPMorgan Chase Financial Company LLC

Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by the Value Index or strong performance by the Growth Index over the term of the Outperformance PLUS will negatively affect your return and may not be offset or mitigated by the performance of the other underlying index.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Outperformance PLUS. If these affiliates do not make payments to us and we fail to make payments on the Outperformance PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Outperformance PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Outperformance PLUS, including acting as calculation agent and as an agent of the offering of the Outperformance PLUS, hedging our obligations under the Outperformance PLUS and making the assumptions used to determine the pricing of the Outperformance PLUS and the estimated value of the Outperformance PLUS, which we refer to as the estimated value of the Outperformance PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Outperformance PLUS. The calculation agent has determined the initial index values, will determine the final index values and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to either underlying index or calculation of the final index value of either underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Outperformance PLUS and the value of the Outperformance PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Outperformance PLUS could result in substantial returns for us or our affiliates while the value of the Outperformance PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the Outperformance PLUS is lower than the original issue price (price to public) of the Outperformance PLUS. The estimated value of the Outperformance PLUS is only an estimate determined by reference to several factors. The original issue price of the Outperformance PLUS exceeds the estimated value of the Outperformance PLUS because costs associated with selling, structuring and hedging the Outperformance PLUS are included in the original issue price of the Outperformance PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Outperformance PLUS and the estimated cost of hedging our obligations under the Outperformance PLUS. See “Additional Information about the Outperformance PLUS — The estimated value of the Outperformance PLUS” in this document.
▪	The estimated value of the Outperformance PLUS does not represent future values of the Outperformance PLUS and may differ from others’ estimates. The estimated value of the Outperformance PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Outperformance PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Outperformance PLUS that are greater than or less than the estimated value of the Outperformance PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Outperformance PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Outperformance PLUS from you in secondary market

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JPMorgan Chase Financial Company LLC

Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

transactions. See “Additional Information about the Outperformance PLUS — The estimated value of the Outperformance PLUS” in this document.

▪	The estimated value of the Outperformance PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Outperformance PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Outperformance PLUS as well as the higher issuance, operational and ongoing liability management costs of the Outperformance PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Outperformance PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Outperformance PLUS and any secondary market prices of the Outperformance PLUS. See “Additional Information about the Outperformance PLUS — The estimated value of the Outperformance PLUS” in this document.
▪	The value of the Outperformance PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Outperformance PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Outperformance PLUS will be partially paid back to you in connection with any repurchases of your Outperformance PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Outperformance PLUS — Secondary market prices of the Outperformance PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Outperformance PLUS during this initial period may be lower than the value of the Outperformance PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Outperformance PLUS will likely be lower than the original issue price of the Outperformance PLUS. Any secondary market prices of the Outperformance PLUS will likely be lower than the original issue price of the Outperformance PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Outperformance PLUS. As a result, the price, if any, at which JPMS will be willing to buy Outperformance PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Outperformance PLUS.

The Outperformance PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Outperformance PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Outperformance PLUS will be impacted by many economic and market factors. The secondary market price of the Outperformance PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of each underlying index;
o	the time to maturity of the Outperformance PLUS;
o	the dividend rates on the equity securities included in the underlying indices;

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Outperformance PLUS Based on the Performance of the MSCI AC World Value Index Relative to the MSCI AC World Growth Index due April 14, 2022

Outperformance Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the underlying indices trade and the correlation among those rates and the levels of the underlying indices; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Outperformance PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Outperformance PLUS, if any, at which JPMS may be willing to purchase your Outperformance PLUS in the secondary market.

▪	Investing in the Outperformance PLUS is not equivalent to investing, or taking a short position, in either underlying index. Investing in the Outperformance PLUS is not equivalent to investing, or taking a short position, in either underlying index or its component stocks. Investors in the Outperformance PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute either underlying index.
▪	Adjustments to either underlying index could adversely affect the value of the Outperformance PLUS. The underlying index publisher of either underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The Outperformance PLUS are subject to risks associated with securities issued by non-U.S. companies, with respect to the underlying indices. Some of the equity securities included in the underlying indices have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The Outperformance PLUS are subject to risks associated with emerging markets. Some of the equity securities included in the underlying indices have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The Outperformance PLUS are subject to currency exchange risk. Because the prices of the equity securities included in the underlying indices are converted into U.S. dollars for the purposes of calculating the values of the underlying indices, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which securities included in the underlying indices are traded. Your net exposure will depend on the extent to which the currencies in which securities included in the underlying indices are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities included in the underlying indices are traded, the value of the underlying index will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;

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o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	There is no assurance that the Value Index, which represents a “value” investment strategy, will outperform the Growth Index, which represents a “growth” investment strategy. A value investment strategy is premised on the goal of investing in stocks that are determined to be relatively cheap or “undervalued” under the assumption that the value of those stocks will increase over time as the market comes to reflect the “fair” market value of those stocks. However, there is no guarantee that undervalued stocks will appreciate or that undervalued stocks will perform better than “growth” stocks. In fact, “growth” stocks have outperformed “value” stock for significant periods in the past, and the Growth Index may outperform the Value Index during the term of the Outperformance PLUS, perhaps to a significant degree. Under these circumstances, you will lose some or all your initial investment in the Outperformance PLUS.
▪	The methodology used to determine the composition of the underlying indices may not be successful in identifying value and growth characteristics. The Value Index is a free-float adjusted market capitalization index that is designed to measure the performance of large and mid-size capitalization equity securities in developed and emerging markets countries exhibiting overall value style characteristics as determined by MSCI Inc., using three variables: book value to price, 12-month forward earnings to price and dividend yield. The Growth Index is a free-float adjusted market capitalization index that is designed to measure the performance of large and mid-size capitalization equity securities in developed and emerging markets countries exhibiting overall growth style characteristics as determined by MSCI Inc., five variables: long-term forward earnings per share (“EPS”) growth rate, short-term forward EPS growth rate, current internal growth rate and long-term historical EPS growth trend and long-term historical sales per share growth trend. For additional information about the methodology used to determine the composition of the underlying indices, see Annex A in this document. However, the value characteristics referenced by the selection methodology may not be accurate predictors of undervalued stocks, and the growth characteristics referenced by the selection methodology may not be accurate predictors of stocks with strong growth potential. In addition, the selection methodology for the Value Index includes a significant bias against stocks with strong growth characteristics, and the selection methodology for the Growth Index includes a significant bias against stocks with strong value characteristics. There is no assurance that the Value Index will be more representative of “value” stocks than any other index or strategy that seeks to track “value” stocks selected using other criteria, and there is no assurance that the Growth Index will be more representative of “growth” stocks than any other index or strategy that seeks to track “growth” stocks selected using other criteria.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Outperformance PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Outperformance PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the levels of the underlying indices and, as a result, could decrease the amount an investor may receive on the Outperformance PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index values and therefore, could potentially increase the level that the final index value of the Value Index must reach or decrease the level that the final index value of the Growth Index must reach, in each case before you receive a payment at maturity that exceeds the issue price of the Outperformance PLUS or so that you do not suffer a loss on your initial investment in the Outperformance PLUS. Additionally, these hedging or trading activities during the term of the Outperformance PLUS, including on the valuation date, could adversely affect the final index values and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Outperformance PLUS declines.
▪	Secondary trading may be limited. The Outperformance PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Outperformance PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Outperformance

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PLUS easily. JPMS may act as a market maker for the Outperformance PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Outperformance PLUS, the price at which you may be able to trade your Outperformance PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Outperformance PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Outperformance PLUS.

▪	The tax consequences of an investment in the Outperformance PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Outperformance PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Outperformance PLUS described in “Additional Information about the Outperformance PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Outperformance PLUS, the timing and character of any income or loss on the Outperformance PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Outperformance PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Outperformance PLUS, including possible alternative treatments and the issues presented by this notice.

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MSCI ACWI Value Index Overview

The MSCI ACWI Value Index is a free-float adjusted market capitalization index that is designed to measure the performance of large and mid-size capitalization equity securities in developed and emerging markets countries exhibiting overall value style characteristics as determined by MSCI Inc., using three variables: book value to price, 12-month forward earnings to price and dividend yield. For additional information about the MSCI ACWI Value Index, see Annex A in this document.

Information as of market close on April 9, 2020:

Bloomberg Ticker Symbol:	MXWD000V
Current Closing Level:	176.14
52 Weeks Ago (on 4/9/2019):	215.65
52 Week High (on 1/17/2020):	229.65
52 Week Low (on 3/23/2020):	142.02

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Value Index for each quarter in the period from January 1, 2015 through April 9, 2020. The graph following the table sets forth the daily closing levels of the Value Index during the same period. The closing level of the Value Index on April 9, 2020 was 176.14. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the Value Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Value Index on the valuation date. The payment of dividends on the stocks that constitute the Value Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

MSCI ACWI Value Index	High	Low	Period End
2015
First Quarter	199.06	188.25	193.58
Second Quarter	202.88	192.44	192.44
Third Quarter	195.36	168.33	171.46
Fourth Quarter	185.99	171.92	177.52
2016
First Quarter	178.56	157.43	177.71
Second Quarter	183.34	169.24	178.22
Third Quarter	189.81	175.88	186.49
Fourth Quarter	197.15	181.87	194.38
2017
First Quarter	204.68	194.57	202.57
Second Quarter	208.02	199.18	206.66
Third Quarter	214.93	206.39	214.74
Fourth Quarter	224.13	214.60	224.02
2018
First Quarter	238.91	213.44	216.81
Second Quarter	221.70	210.84	212.13
Third Quarter	222.11	210.98	219.02
Fourth Quarter	219.32	186.93	194.40
2019
First Quarter	215.01	192.27	212.13
Second Quarter	217.73	203.06	215.02
Third Quarter	218.04	200.83	212.68
Fourth Quarter	227.97	206.60	227.70
2020
First Quarter	229.65	142.02	164.86
Second Quarter (through April 9, 2020)	176.14	158.63	176.14

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MSCI ACWI Value Index Historical Performance – Daily Closing Levels January 2, 2015 to April 9, 2020

300
250
200
150
100
50
0
Index Level
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Source: Bloomberg

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI ACWI Value Index, which is owned and published by MSCI, in connection with certain securities, including the Outperformance PLUS. For more information, see Annex A in this document.

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MSCI ACWI Growth Index Overview

The MSCI ACWI Growth Index is a free-float adjusted market capitalization index that is designed to measure the performance of large and mid-size capitalization equity securities in developed and emerging markets countries exhibiting overall growth style characteristics as determined by MSCI Inc., five variables: long-term forward earnings per share (“EPS”) growth rate, short-term forward EPS growth rate, current internal growth rate and long-term historical EPS growth trend and long-term historical sales per share growth trend. For additional information about the MSCI ACWI Growth Index, see Annex A in this document.

Information as of market close on April 9, 2020:

Bloomberg Ticker Symbol:	MXWD000G
Current Closing Level:	292.35
52 Weeks Ago (on 4/9/2019):	292.71
52 Week High (on 2/19/2020):	350.49
52 Week Low (on 3/23/2020):	242.02

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Growth Index for each quarter in the period from January 1, 2015 through April 9, 2020. The graph following the table sets forth the daily closing levels of the Growth Index during the same period. The closing level of the Growth Index on April 9, 2020 was 292.35. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the Growth Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Growth Index on the valuation date. The payment of dividends on the stocks that constitute the Growth Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

MSCI ACWI Growth Index	High	Low	Period End
2015
First Quarter	223.80	204.77	219.82
Second Quarter	228.48	219.46	219.85
Third Quarter	226.48	196.03	200.32
Fourth Quarter	217.91	201.43	211.79
2016
First Quarter	211.79	186.97	210.39
Second Quarter	215.86	200.82	210.89
Third Quarter	223.84	210.01	221.32
Fourth Quarter	221.31	210.60	215.63
2017
First Quarter	235.30	215.81	234.46
Second Quarter	251.14	233.23	246.73
Third Quarter	261.19	245.10	260.18
Fourth Quarter	277.18	260.61	276.79
2018
First Quarter	298.60	271.54	277.83
Second Quarter	292.06	274.31	282.89
Third Quarter	297.43	281.26	294.98
Fourth Quarter	295.48	239.09	251.24
2019
First Quarter	289.11	245.76	286.73
Second Quarter	300.74	278.81	299.51
Third Quarter	306.49	288.88	299.51
Fourth Quarter	330.97	292.36	329.50
2020
First Quarter	350.49	242.02	276.93
Second Quarter (through April 9, 2020)	292.35	265.99	292.35

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MSCI ACWI Growth Index Historical Performance – Daily Closing Levels* January 2, 2015 to April 9, 2020

400
350
300
250
200
150
100
50
0
Index Level
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20

Source: Bloomberg

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI ACWI Growth Index, which is owned and published by MSCI, in connection with certain securities, including the Outperformance PLUS. For more information, see Annex A in this document.

Additional Information about the Outperformance PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Outperformance PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Outperformance PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Outperformance PLUS:

The estimated value of the Outperformance PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Outperformance PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Outperformance PLUS. The estimated value of the Outperformance PLUS does not represent a minimum price at which JPMS would be willing to buy your Outperformance PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Outperformance PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Outperformance PLUS as well as the higher issuance, operational and ongoing liability management costs of the Outperformance PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the

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Outperformance PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Outperformance PLUS and any secondary market prices of the Outperformance PLUS. For additional information, see “Risk Factors — The estimated value of the Outperformance PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Outperformance PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Outperformance PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the Outperformance PLUS does not represent future values of the Outperformance PLUS and may differ from others’ estimates” in this document.

The estimated value of the Outperformance PLUS is lower than the original issue price of the Outperformance PLUS because costs associated with selling, structuring and hedging the Outperformance PLUS are included in the original issue price of the Outperformance PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Outperformance PLUS and the estimated cost of hedging our obligations under the Outperformance PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Outperformance PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — The estimated value of the Outperformance PLUS is lower than the original issue price (price to public) of the Outperformance PLUS” in this document.

Secondary market prices of the Outperformance PLUS:	For information about factors that will impact any secondary market prices of the Outperformance PLUS, see “Risk Factors — Secondary market prices of the Outperformance PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Outperformance PLUS will be partially paid back to you in connection with any repurchases of your Outperformance PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Outperformance PLUS. The length of any such initial period reflects the structure of the Outperformance PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Outperformance PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the Outperformance PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Outperformance PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Outperformance PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Outperformance PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Outperformance PLUS should be treated as long-term capital gain or loss if you hold your Outperformance PLUS for more than a year, whether or not you are an initial purchaser of Outperformance PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Outperformance PLUS, in which case the timing and character of any income or loss on the Outperformance PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should

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be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Outperformance PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Outperformance PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Outperformance PLUS do not have a delta of one with respect to any underlying security, our special tax counsel is of the opinion that Section 871(m) should not apply to the Outperformance PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the Outperformance PLUS.

Withholding under legislation commonly referred to as “FATCA” may (if the Outperformance PLUS are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Outperformance PLUS, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of an Outperformance PLUS, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the Outperformance PLUS.

Supplemental use of proceeds and hedging:

The Outperformance PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Outperformance PLUS. See “How the Outperformance PLUS Work” in this document for an illustration of the risk-return profile of the Outperformance PLUS and “MSCI ACWI Value Index Overview” and “MSCI ACWI Growth Index Overview” in this document for a description of the market exposure provided by the Outperformance PLUS.

The original issue price of the Outperformance PLUS is equal to the estimated value of the Outperformance PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Outperformance PLUS, plus the estimated cost of hedging our obligations under the Outperformance PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Outperformance PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Outperformance PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Outperformance PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Outperformance PLUS will be made against payment for the Outperformance PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the Outperformance PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market

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generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Outperformance PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Validity of the Outperformance PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Outperformance PLUS offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Outperformance PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Outperformance PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2020, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 26, 2020.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Outperformance PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Outperformance PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Outperformance PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Outperformance PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•   Product supplement no. MS-1-I dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007233/crt-dp125067_424b2.pdf

•   Underlying supplement no. 1-I dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007221/crt-dp125705_424b2.pdf

•   Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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Annex A

The MSCI ACWI Style Indices

All information contained in this document regarding the MSCI ACWI Value Index (the “Value Index”) and the MSCI ACWI Growth Index (the “Growth Index) (each, an “MSCI ACWI Style Index” and together, the “MSCI ACWI Style Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI ACWI Style Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI ACWI Style Indices.

The MSCI ACWI Value Index

The MSCI ACWI Value Index is a free-float adjusted market capitalization index that is designed to measure the performance of large and mid-size capitalization equity securities in 23 developed markets countries and 26 emerging markets countries exhibiting overall value style characteristics as determined by MSCI Inc., using three variables: book value to price, 12-month forward earnings to price and dividend yield. The MSCI ACWI Value Index is reported by Bloomberg L.P. under the ticker symbol “MXWD000V.”

The MSCI ACWI Growth Index

The MSCI ACWI Growth Index is a free-float adjusted market capitalization index that is designed to measure the performance of large and mid-size capitalization equity securities in 23 developed markets countries and 26 emerging markets countries exhibiting overall growth style characteristics as determined by MSCI Inc., five variables: long-term forward earnings per share (“EPS”) growth rate, short-term forward EPS growth rate, current internal growth rate and long-term historical EPS growth trend and long-term historical sales per share growth trend. The MSCI ACWI Growth Index is reported by Bloomberg L.P. under the ticker symbol “MXWD000G.”

The MSCI ACWI Style Indices Composition

The MSCI ACWI Style Indices are constructed from the constituents of the MSCI ACWI Index on a country-by-country basis for each of the countries included in the MSCI ACWI Index, except for the developed markets of Europe where the MSCI ACWI Style Indices are constructed on a regional basis, based on the relevant MSCI market indices (each, an “MSCI Market Index” and collectively, the “MSCI Market Indices”). Once the MSCI ACWI Style Indices methodology is applied to the constituents of the MSCI ACWI Index, the MSCI ACWI Style Indices are constructed by aggregating the value and growth segments of each MSCI Market Index. For more information about the MSCI ACWI Index, see “The MSCI ACWI Index” below.

The MSCI ACWI Index

The MSCI ACWI Index is a free float-adjusted market capitalization-weighted index designed to measure the combined equity market performance of large and mid-size companies of developed and emerging market countries. The MSCI ACWI Index currently consists of 23 developed market country indices (Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States) and 26 emerging market country indices (Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates). The U.S. dollar price return version of the MSCI ACWI Index is reported by Bloomberg L.P. under the ticker symbol “MXWD.” The MSCI ACWI Index is calculated using the same methodology utilized by MSCI in calculating the MSCI Indices referred to in “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.  For more information about the methodology for the MSCI ACWI Index, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.  For purposes of the accompanying underlying supplement, the MSCI ACWI Index is an “MSCI Index.”

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The MSCI ACWI Style Indices Construction

The MSCI ACWI Style Indices construction process begins by determining the values of the variables used to specify value and growth characteristics.

The value investment style characteristics are defined by the following three variables (the “Value Variables”): (1) book value to price ratio, (2) 12-month forward earnings to price ratio and (3) dividend yield.

The growth investment style characteristics are defined by the following five variables (the “Growth Variables” and together with the Value Variables, the “Style Variables"): (1) long-term forward EPS growth rate, (2) short-term forward EPS growth rate, (3) current internal growth rate, (4) long term historical EPS growth trend and (5) long-term historical sales per share (SPS) growth trend. For these variables, all securities of the same company have the same variable values for each of the five variables used to define growth investment style characteristics for index construction unless there is a difference in dividend payout, which will result in a difference in the current internal growth rate.

The long-term forward EPS growth rate is not taken into account for small cap MSCI Market Indices for purposes of constructing the MSCI ACWI Style Indices. The long-term historical SPS growth trend is not calculated for securities that are classified in the following Global Industry Classification Standard (“GICS”) categories: Banks (4010) and Diversified Financials (4020) industry groups, other than securities classified in Multi-Sector Holdings (40201030) and Financial Exchanges & Data (40203040) sub-industries.

Standardizing the Style Variables Values

After computing the eight Style Variable values for each security, each of the eight Style Variable values are standardized within each individual MSCI Market Standard and Small Cap Index and assigned a z-score. Standardization ensures that the variables are comparable to each other and that the combination of the variables is meaningful.

Winsorizing the Style Variables. As part of the standardization process, outlier Style Variables are winsorized to ensure that the market average values used to standardize the variables are less affected by extreme values. For a given Style Variable, the values for all securities are first ranked by ascending order within each MSCI Market Index. Missing values are excluded from the ranking. Then, for values that lie in the bottom 5th percentile rank or in the top 95th percentile rank, their value is set equal to the value of the 5th percentile ranked or 95th percentile ranked security, respectively. This process is repeated for each of the eight Style Variables.

Calculating the Z-Scores. After winsorizing all eight Style Variables within each MSCI Market Index, the z-score for each of the eight Style Variables for each security is calculated using the free float-adjusted market capitalization weighted market mean and standard deviation of the relevant Style Variable within each MSCI Market Index.

Computing a z-score is a widely used method of standardizing a variable in order to combine it with other variables that may have a different unit of measurement or a different scale. Because it has a mean value of zero and a standard deviation of 1, the value of a z-score shows how many standard deviations a given value lies from the mean.

After standardizing each of the eight Style Variable values for each security, MSCI calculates a Value Z-Score and a Growth Z-Score for each security. The Value Z-Score and the Growth Z-Score of a security define its overall style characteristics and its positioning within the value and growth style space.

The Value Z-Score of a security is the equally weighted average of the available Value Variables calculated as follows:

Value Z-Score = 1/3 x (Book Value to Price + 12-Month Forward Earnings to Price + Dividend Yield)

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For purposes of calculating the Value Z-Score, only available Value Variable z-scores are used and missing Value Variable z-scores are excluded from the calculation.

The Growth Z-Score of a security is the weighted average of the available Growth Variables, with the long-term forward EPS growth rate given a double weight, calculated as follows:

Growth Z-Score = 1/6 × (2 × Long-Term Forward EPS + Short Term Forward EPS + Current Internal Growth Rate + Long Term Historical EPS Growth Trend + Long-Term Historical SPS Growth Trend)

For purposes of calculating the Growth Z-Score, missing Growth Variable z-scores are excluded from the calculation.

Classifying Securities by Style

After calculating the Value Z-Score and Growth Z-Score for each security, each security’s overall style characteristics and position can be determined based on the table below.

Value Z-Score	Growth Z-Score	Style Characteristics
Positive	Negative or Zero	Value
Negative or Zero	Positive	Growth
Positive	Positive	Both Value and Growth
Negative or Zero	Negative or Zero	Neither Value nor Growth

Based on the overall style characteristics of a security, the security is assigned initial style inclusion factors. Each security has two style inclusion factors, the Value Inclusion Factor (“VIF”) and the Growth Inclusion Factor (“GIF”). At this time, securities that exhibit both value and growth or neither value nor growth characteristics are also adjusted for dominant style. The sum of a security’s VIF and GIF is always equal to one. There are five possible values for the style inclusion factors: 1, 0.65, 0.5, 0.35 and 0. For example, a VIF of 0.35 will result in a GIF of 0.65.

For a security that exhibits both value and growth characteristics or neither value nor growth characteristics, the initial VIF and GIF can range from between 0 and 1, depending on the contribution of the Value Z-Score and the Growth Z-Score to the distance of a security from the origin.

The contribution of each style z-score to the distance from the origin is calculated as follows:

Value contribution = Value Z-Score2 / distance2 = Value Z-Score2 / (Value Z-Score2 + Growth Z-Score2)

Growth contribution = Growth Z-Score2 / distance2 = Growth Z-Score2 / (Value Z-Score2 + Growth Z-Score2)

Value contribution + Growth contribution = 1

For securities where a style contribution of a positive style z-score (a negative style z-score) is at least 80% (less than 20%), that style is deemed to clearly dominate the other style. These securities are allocated with an initial VIF or GIF of 1, depending on whether value (non- growth) or growth (non-value) contributed at least 80% (less than 20%) to the distance respectively. This is represented by the 80/20 line (20/80) in diagram below, which corresponds to the Value Z-Score (Growth Z-Score) representing twice the Growth Z-Score (Value Z-Score), i.e., representing a contribution of 80% of the total distance from the origin.

Otherwise, if a style contribution ranges between more than 20% and less than 80%, the VIF and GIF of that security are determined in accordance with diagram and table below.

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In the diagram above, the values on the axes are z-scores. The point where the value and non-value axis intersects the growth and non-growth axis, i.e., the origin, is located at a z-score of zero for each axis.

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Allocating Securities to the MSCI ACWI Style Indices

The MSCI ACWI Style Indices target a 50% free float-adjusted market capitalization representation for each of the growth and value indices in each MSCI Market Index. In order to achieve the 50% target, the style allocation process involves the following three steps:

1.	Sorting securities by distance from the origin in the style space;
2.	Applying buffer rules and reassigning initial VIF and GIF, as appropriate; and
3.	Achieving the 50% free float-adjusted market capitalization target by allocating securities to the MSCI ACWI Style Indices.

First, securities are sorted by distance from the origin. The strength of the security style characteristics is measured by the distance from the origin. The distance from the origin is calculated as follows:

Next, the initial style inclusion factors for all existing constituents are reviewed based on buffer rules. All securities that fall in the buffers will not change their current style inclusion factors and remain in their current MSCI ACWI Style Index, unless they need to be reassigned, if required, to meet the 50% target. Buffer rules help limit the index turnover caused by temporary migration of securities from one MSCI ACWI Style Index to the other and come into effect only at the semi-annual MSCI ACWI Style Indices review.

The buffers are represented by a cross resulting from the overlap of a horizontal rectangle around the growth axis and a vertical rectangle around the value axis. The horizontal rectangle is defined by a Value Z-Score between +/- 0.2 and a Growth Z-Score between +/- 0.4 and the vertical rectangle is defined by a Value Z-Score between +/- 0.4 and a Growth Z-Score between +/- 0.2, as shown in the shaded area in the diagram above.

Finally, the allocation process starts by assigning to the appropriate MSCI ACWI Style Index the security that is the greatest distance away from the origin and hence possesses the strongest style characteristics, based on its initial VIF and GIF modified for buffers. Allocating securities starting with those that are furthest away from the origin ensures that securities with the strongest style characteristics are allocated to their appropriate styles first. During the style allocation process, if two securities have the same distance, the security with a larger free float-adjusted market capitalization is allocated to its appropriate MSCI ACWI Style Index first.

The allocation process stops when adding a security to an MSCI ACWI Style Index would result in the cumulative weight of that MSCI ACWI Style Index exceeding 50% of the free float-adjusted market capitalization representation target. Then the security that stopped the allocation process (the “middle security”) is reviewed to determine how to best approximate the 50% target. If the middle security has a free float-adjusted market capitalization weight of less than 5% in its relevant MSCI Market Index, its free float-adjusted market capitalization is allocated to the MSCI ACWI Style Index that comes closest to the 50% target. If the middle security has a free float-adjusted market capitalization weight of more than 5% in its relevant MSCI Market Index, its free float-adjusted market capitalization can be partially allocated to the Value Index and the Growth Index in order to be closer to the 50% target. The VIF and GIF for a middle security can be either 1, 0.65, 0.5, 0.35 or 0. Depending on the outcome of the attribution of the middle security, neither MSCI ACWI Index may reach its 50% target and therefore the attribution process may continue. Once the 50% target is reached for an MSCI ACWI Style Index, all remaining securities are allocated or reallocated to the other MSCI ACWI Style Index that has not yet reached the 50% target.

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Calculation of the MSCI ACWI Style Indices

The MSCI ACWI Style Indices are calculated using the same methodology utilized by MSCI in calculating the MSCI Indices referred to in “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.  For more information about the calculation methodology for the MSCI ACWI Style Indices, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.  For purposes of the accompanying underlying supplement, each MSCI ACWI Index is an “MSCI Index.”

Maintenance of the MSCI ACWI Style Indices

The MSCI ACWI Style Indices are intended to reflect the evolution of the style segments within each MSCI Market Index on a timely basis. In maintaining the MSCI ACWI Style Indices, emphasis is placed on continuinty and minimizing unnecessary index turnover.

Semi-Annual Style Index Review

The style review of the MSCI ACWI Style Indices is conducted at the end of May and November, coinciding with the May annual full country index review and the November quarterly index review of the underlying MSCI Market Indices.

During the style review, new Value Z-Scores and Growth Z-Scores are calculated for the pro forma MSCI Market Indices’ constituents and, after applying the buffer rules, securities are allocated to the MSCI ACWI Style Indices, targeting 50% of the free float-adjusted market capitalization within each MSCI Market Index as described above.

Values of the fundamental data use to determine style characteristics are maintained on a monthly basis. For the May and November semi-annual style index reviews, fundamental and forward looking data as of the end of March and the end of September are used respectively. The review date for market capitalization and prices is generally any one of the last 10 business days of April and October for the May and the November semi-annual style index reviews respectively. The prices from that same date are used for the calculation of the three price based ratios used to determine value style characteristics.

Eligibility Criteria

Style reviews outside the semi-annual style index reviews are conducted for new securities in cases of additions to the underlying MSCI Market Indices.

For these securities, the style review involves the following:

•	Determining the values of the eight Style Variables used to specify value and growth characteristics of affected securities using the latest available underlying fundamental and forward looking data.
•	Calculating the z-scores of each Style Variable for affected securities using the previous daily free float-adjusted market capitalization weighted mean and standard deviation of the relevant Style Variables.
•	Aggregating the style z-scores for the affected securities to determine their overall style characteristics.
•	Allocating the affected securities with the appropriate style inclusion factors without considering the buffer rules or the 50% free float-adjusted market capitalization target.

Additions of constituents to the MSCI ACWI Style Indices outside the regular index reviews can result from:

•	Inclusions to the underlying MSCI Market Indices during the February and August quarterly index reviews; or
•	Inclusions to the underlying MSCI Market Indices due to mergers and acquisitions, spin-offs, large IPOs and other early inclusions or applicable corporate events.

Style reviews are conducted for new index constituents except in the following cases:

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•	When a non-constituent company acquires a constituent company and the constituent company’s securities are replaced by the securities of the acquiring company, the securities of the acquiring company will keep the style of the securities of the acquired company.
•	When a constituent company merges with a non-constituent company and the merged company replaces the constituent company, the securities of the merged company will keep the style of the constituent securities before the merger.
•	When two constituent companies merge and the merged company replaces the two constituent companies, the securities of the merged company will keep the style of the constituent securities to which it is historically linked.
•	When securities spun-off from existing constituents are considered for early inclusion at the time of the event and the spinning-off security is not deleted from a MSCI Market Index, the spun-off securities will keep the style of the spinning-off security.

License Agreement

JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI ACWI Style Indices, which are owned and published by MSCI, in connection with certain securities, including the Outperformance PLUS.

THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX. THE MSCI ACWI STYLE INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI ACWI STYLE INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI ACWI STYLE INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI ACWI STYLE INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI ACWI STYLE INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI ACWI STYLE INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI ACWI STYLE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI,

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ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI ACWI STYLE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI ACWI STYLE INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI ACWI STYLE INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI ACWI STYLE INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

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